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                                                               EXHIBIT 23(b)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Solutia Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-34587, 333-34689, 333-34593, 333-34683, 333-51081, 333-74463, and
333-39972) on Form S-8 of Solutia Inc. and the registration statements (Nos. 333-75812, 333-89818, and 333-99705) on Form S-3 of Solutia Inc. of
our report dated January 30, 2004, relating to the statement of operations, changes in members' equity/(deficit), and cash flows of Astaris LLC and subsidiaries for the year ended December 31, 2003, which report appears in the December 31, 2005 annual report on Form 10-K of Solutia Inc.


/s/ KPMG LLP
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KPMG LLP
St. Louis, Missouri
March 14, 2006